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                                                                   EXHIBIT 10.12

                                  CONFIDENTIAL

***PORTIONS OF THE EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. THE COMPLETE EXHIBIT, INCLUDING THE PORTIONS FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                         TECHNOLOGY TRANSFER AGREEMENT

        This Agreement is effective June 30, 2000, between GENENCOR INTERNATIONAL, INC. (together with its Affiliates, "GCOR"), a Delaware corporation with offices at 200 Meridian Centre Boulevard, Rochester, New York 14618, and THE PROCTER & GAMBLE COMPANY, (together with its Affiliates, "P&G"), an Ohio corporation with offices at One Procter & Gamble Plaza, Cincinnati, Ohio 45202.

        WHEREAS, P&G has unique skills and technology specific to the development and use of laundry and cleaning product formulations desired by consumers and institutional users, and has the ability to manufacture and sell such products globally;

        WHEREAS, GCOR has unique skills and technology specific to the development of enzymes and other materials obtainable from biological systems, and has the ability to commercially supply such enzymes and other materials in industrial quantities;

        WHEREAS, the Parties have concurrent with this Agreement entered into a Research Agreement to cooperate in an iterative program of specific research projects, which utilize each Party's unique abilities, based upon mutually agreed specific Success Criteria for each specific Research or Development Project with the challenging goal of identifying new materials which can be formulated into Laundry and Cleaning Products sold by P&G to provide Observable Benefits;

        WHEREAS, the Parties recognize the highly uncertain nature of the Research or Development Projects to be conducted, including the uncertainty regarding whether one or both Parties may develop new technologies or skills of value to one or both of the Parties; and


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        WHEREAS, the Parties contemplate that their research or development efforts may yield patents which the Parties desire to license to each other consistent with the Research Agreement, the Parties hereby enter into this Agreement relating to licensing of current Patent Rights (set out in SCHEDULE 1 and incorporated herein by reference) and future Patent Rights (to be set out in
SCHEDULE 2, and incorporated herein by reference) to technology developed through Approved Projects under the Research Agreement;

        WHEREAS, in order for the Parties to obtain a reasonable return on their investment of money and development efforts exerted to develop Materials under the Research Agreement, and to be able to exploit any Patent Rights under this Agreement, it is necessary for P&G to be exclusively supplied by GCOR with the Materials developed under the Research Agreement, the essential terms of this supply being defined by the attached "Heads of Supply Agreement" (APPENDIX A, incorporated herein by reference in its entirety);

        THEREFORE, in consideration of the mutual promises herein, the Parties agree as follows.

1.      DEFINITIONS

1.1     Capitalized Terms.

        Capitalized Terms used throughout this Agreement and not otherwise defined herein shall bear the meanings set out in definitions in the Research Agreement.

1.2     Additional Definitions.

        "Patent Rights" means patent applications and patents issuing therefrom (both foreign and domestic) which claim an invention conceived and/or reduced to practice pursuant to an Approved Project. Patent Rights shall include those inventions presently listed in SCHEDULE 1 and subsequently listed in SCHEDULE 2.

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        "Territory" means the World;

1.3     Contents and Headings.

        The contents page and headings are included for convenience only and shall not affect the interpretation or construction of this Agreement.

1.4     References.

        In this Agreement, unless the context requires otherwise, any reference to:

        (a) a Party or the Parties is to a party or the parties (as the case may be) to this Agreement;

        (b) a person includes a firm, corporation and unincorporated associations, government, state, or agency of state, any association or partnership or joint venture (whether or not having a separate legal personality);

2.      LICENSES

2.1     Grant of Licenses.

        In consideration of the payment by P&G of certain sums of money for portions of the research under the Research Agreement, as well as the expending by GCOR of certain sums for portions of such research, and the mutual obligations of independent research undertaken by each Party under the terms of the Research Agreement, as well as other promises and supply commitments accompanying this Agreement, the Parties hereby grant the following licenses under relevant Patent Rights;

                  (i) P&G grants to GCOR for use in the Territory an exclusive license to make, have made, use and sell Materials per se, Material stock preparations

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                  supplied by GCOR (including formulations and granulations), and any other Materials and formulations to be supplied by GCOR developed under an Approved Project, as well as methods for manufacturing said Materials, stock preparations, raw Materials and/or formulations, under any applicable Patent Rights owned solely by P&G or jointly by P&G and GCOR;

                  (ii) GCOR grants to P&G for use in the Territory an exclusive license to make, have made, use and sell Laundry and Cleaning Products within the Field of Agreement, and to use such Laundry and Cleaning Products within the Field of Agreement, under any applicable Patent Rights owned solely by GCOR or jointly by GCOR and P&G;

                  (iii) P&G grants to GCOR for use in the Territory an exclusive license to make, have made, use and sell all other compositions other than Laundry and Cleaning Products, and to use such other compositions outside the Field of Agreement under any applicable Patent Rights owned solely by P&G, or jointly by P&G and GCOR; and

                  (iv) GCOR grants to P&G a *** license to Bench Top Assay Patent Rights for use internally within P&G. Outside the Field of Agreement P&G is free to exercise these rights with the limitation that only Isolated Samples may be screened. Within the Field of Agreement P&G will, during the Agreement period, only exercise these rights for the benefit of the joint research performed under an Approved Project.

        The licenses granted here by P&G and GCOR shall continue for the life of the applicable Patent Rights, unless otherwise determined pursuant to terms under the Research Agreement or Heads of Supply Agreement.

2.2     Exclusivity.

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        The exclusive licenses granted pursuant to SUBSECTION 2.1 (i-iii) shall mean that the licensor shall not have the right to grant within the Field of Agreement third parties licenses under any of the licensed Patent Rights to make, have made, use or sell the licensed products or processes as specified in SUBSECTION 2.1 (i-iii) and that the licensor shall retain for itself only the right to use the licensed Patent Rights for its internal research, development and other non-commercial purposes.

2.3     Obligations in Lieu of Royalties.

        P&G shall negotiate the terms of a supply agreement for P&G's exclusive purchase and GCOR's exclusive supply of Materials in the Field of Agreement on terms which include those agreed to in the attached Heads of Supply Agreement (APPENDIX A).

2.4     Discontinuance of Patent Prosecution.

        For any Patent Right licensed hereunder, the prosecuting Party (as determined in accordance with the Research Agreement) may discontinue its obligation to prepare, file, prosecute and maintain particular Patent Right(s) by providing the other Party (the "Assuming Party") with thirty (30) days advance written notice (the "Discontinuance Election") of any decision to cease preparation, filing, prosecution or maintenance of that Patent Rights (a "Discontinued Patent"). In such case, the Assuming Party may, at its sole discretion, continue preparation, filing or prosecution or maintenance of the Discontinued Patent at its sole expense. In such case, the Assuming Party shall own exclusively any such Discontinued Patent; and the Party discontinuing its obligation to prosecute and maintain such Discontinued Patent shall execute such documents and perform such acts as may be reasonably necessary for the Assuming Party to file or to continue prosecution or maintenance, including assigning ownership of such patents and/or patent applications to the Assuming Party and maintaining such patents and/or


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        patent applications until such assignment of ownership is completed.
        Discontinuance may be on a country-by-country basis or for a patent application or patent series in total.

2.5     Subsequent Licensed Technology

        The Parties expect that under their Research Agreement, additional Patent Rights shall be developed or acquired and herewith agree that such Patent Rights shall be added periodically by written mutual agreement as a part of SCHEDULE 2. The license to all such subsequently developed or acquired Patent Rights shall be the same as that set out in
        SECTION 2.1 above.

2.6     Infringement

        In the event that the Parties become aware of infringement within the Field of Agreement of Patent Rights exclusively licensed to one Party, the Parties agree to discuss whether and on what terms the assignee and/or exclusive licensee will take action to abate such infringement. Regardless of whether assignee and/or exclusive licensee takes such action to abate infringement, it is agreed that neither Party shall settle or abate such infringement by granting any right to the Patent Rights in the Field of Agreement without the prior written consent of the other. In the event that only one Party takes the action to abate such infringement, the amount of cooperation rendered by the non-enforcing Party to the other Party shall be left to the business judgment of the non-enforcing Party.

2.7     Further Assurances

        Each party shall, promptly on the other's request and at the other's cost, execute any further documents or take any steps in relation to the license referenced under SECTION 2.1 above in order to give full effect to this Agreement, including by registering the same at any patent office or offices within the Territory. Any such further documents shall operate subject to the terms of this Agreement.

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3.      INTERPRETATION

        A. Captions - Captions are for convenience only and not to be used in construing this Agreement.

        B. Partial Invalidity - Any provision of this Agreement held invalid or illegal shall be severed from this Agreement and shall not impair or invalidate any other provision. Any severed provision shall be replaced by the valid, legal one which comes closest to such severed provision.

        C. Conflict with Other Agreements - This Agreement shall prevail in any conflict between its provisions and any CDA, sales literature, order, acceptance, invoice, shipping document, correspondence, or other document.

D. Choice of Law - This Agreement shall be interpreted under the laws of Ohio, USA.

4.      GENERAL

        A. Notices - All notices under this Agreement shall be in writing and effective either when served by personal delivery or deposited, postage prepaid in registered or certified mail and addressed to the respective Contract Administrators.

        B. Term and Termination - Unless otherwise agreed by the Parties, this Agreement shall continue until the termination of the Research Agreement, on June 30, 2003 or earlier pursuant to SUBSECTION 7.B of the Research Agreement. All licenses, ownership rights and all obligations relating to information about inventions, including CDA terms, which become effective prior to effective termination or expiration of an Approved Project, this Agreement, or the Research Agreement (including
               SECTION 8, "Rights Upon Termination"), shall survive.

        C. Non-assignment - Neither Party shall assign any rights and obligations under this

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               Agreement without the other Party's prior written consent.

        D. Independent Contractors - Nothing in this Agreement shall be deemed to create an agency, employer-employee, partnership or joint venture relationship between the parties. The parties are independent contractors. Neither party has the right to control the work of the other's employees.

        E. Force Majeure - Neither Party shall be responsible for delay or failure to perform caused by events beyond its control. Each Party shall mitigate any damage caused by such events.

5.      WAIVER AND MODIFICATION

        No omission or delay in enforcing any right shall be a waiver of any such right nor shall it affect a Party's ability to enforce such right thereafter. This Agreement may be modified only by a writing executed by P&G and GCOR.

This Agreement is duly executed below by the Parties duly authorized officers.

GENENCOR INTERNATIONAL, INC.        THE PROCTER & GAMBLE COMPANY

By:   /s/  Carole Cobb              By:   /s/ W.C. Berndt
   ----------------------------        -----------------------------------------
                                           President
                                           Fabric & Home Care Business Unit
                                           Procter & Gamble Worldwide
Title:  Sr. Vice President
      ------------------------

Date:   June 30, 2000               Date:     June 30, 2000

                              APPROVED AS TO FORM         APPROVED FOR EXECUTION

                              -------------------         ----------------------

                              Date                        Date
                                  ---------------             ------------------

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                                   APPENDIX A

                            HEADS OF SUPPLY AGREEMENT


        ***


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